UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

December 23, 2002
Date of Report (Date of earliest event reported)

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

157 Technology Drive Irvine, California (Address of principal executive offices)		92618 (Zip Code)

(949) 788-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On December 23, 2002, Spectrum Pharmaceuticals, Inc. (“Spectrum”) determined to dismiss its independent auditors, Ernst & Young LLP. Spectrum has engaged the services of Kelly & Company as its new independent auditors. The change in auditors became effective on December 23, 2002. This determination followed Spectrum’s decision to seek proposals from independent accountants to audit its financial statements, and was approved by Spectrum’s Board of Directors upon the recommendation of its Audit Committee. Kelly & Company will audit the financial statements of Spectrum for the fiscal year ending December 31, 2002.

Ernst & Young was engaged on April 19, 2002 to audit the financial statements of Spectrum for the fiscal year ending December 31, 2002 and performed reviews of Spectrum’s financial statements for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002. Ernst & Young has not performed any audits of the financial statements of Spectrum and has not provided an audit report of Spectrum for either of the past two fiscal years.

During the most recent three fiscal quarters of Spectrum ended September 30, 2002, and the subsequent interim period through December 23, 2002, there were no disagreements between Spectrum and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its reports. A letter from Ernst & Young is attached hereto as Exhibit 16.1.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K have occurred within the three most recent fiscal quarters of Spectrum ended September 30, 2002 or within the interim period through December 23, 2002.

During the two most recent fiscal years of Spectrum ended December 31, 2001, and the subsequent interim period through December 23, 2002, Spectrum did not consult with Kelly & Company regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.

(c) Exhibits

Exhibit Number	Description

16.1	Letter of Ernst & Young LLP regarding change in independent public accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date: December 23, 2002	By:	/s/ John L. McManus
	Name:	John L. McManus
	Title:	Vice President Strategic Planning and Finance

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter of Ernst & Young LLP regarding change in independent public accountants.